Exhibit 99.1

SPX COMPLETES ACQUISITION OF UNITED DOMINION INDUSTRIES

MUSKEGON, Mich., May 24 -- SPX Corporation (NYSE: SPW) today announced that it has completed the previously announced acquisition of United Dominion Industries Limited (NYSE: UDI; TSE).

John B. Blystone, Chairman, President and Chief Executive Officer of SPX Corporation said, "We are very excited about combining SPX and United
Dominion Industries. The addition of these businesses broadens and strengthens SPX's portfolio of industrial and technical businesses and provides us with enhanced value-creation opportunities."

"We will apply our proven Value Improvement Process(R) to these new businesses to achieve operating efficiencies, enhance productivity, extend EVA-based compensation and improve customer quality and service. We're confident that we can achieve superior growth and profitability for the combined company and create value for our shareholders."

SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.